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                                                                  EXHIBIT 10.H.1

                             AMENDMENT NO. 2 TO THE
                               EL PASO CORPORATION
                             2001 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

      Pursuant to authorization by the El Paso Corporation Board of Directors (the "Board") and Section 9.2 of the El Paso Corporation 2001 Stock Option Plan for Non-Employee Directors, effective as of January 29, 2001, as amended (the "Plan"), the Plan is hereby amended as follows, effective December 4, 2003:

      WHEREAS, the Board, based upon a recommendation from its Compensation Committee, has determined it is in the best interests of the Company to terminate the Plan.

      NOW THEREFORE, the Plan is hereby terminated with respect to any Shares which are not at the effective date of this amendment subject to any outstanding stock options, effective December 4, 2003. The termination of the Plan does not impair the right of a Participant to acquire Shares or retain Shares that the Participant may have acquired as a result of participation in the Plan prior to the effective date of this amendment.

      IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 4th day of December, 2003.

                                                EL PASO CORPORATION

                                                By: /s/ SUSAN B. ORTENSTONE
                                                    ----------------------------
                                                    Susan B. Ortenstone
                                                    Senior Vice President,
                                                    Human Resources

Attest:

  /s/ DAVID L. SIDDALL
------------------------
  Corporate Secretary